Exhibit 99.1

PRESS RELEASE - SEC DEREGISTRATION

3/20/09 - The Heron Lake BioEnergy, LLC Board of Directors has announced its intent to engage in a reclassification and reorganization of the Company’s membership units.  The proposed transaction will provide for the reclassification of the Company’s membership units into additional separate and distinct classes. (click here to view our SEC 8-K filing).

The basic reason for creating these classes is so that we can meet the criteria needed to deregister with the SEC (i.e., go private).  It will take several weeks to file a preliminary proxy statement and respond to SEC comments associated with deregistration.  If all goes well, then the proposal (in the form of a proxy statement) will be presented to the members for a vote.  Members are urged to read the proxy statement, when it becomes available because it will contain important information about the deregistration transaction and will state the reasons the Board believes it to be in the best interests of the members.  You will be able to access the proxy statement and any related materials, without charge, by accessing the SEC’s website at www.sec.gov.  We will also post the filings on our website.  Until that time, if you have any questions about deregistration, please contact  Luke Schneider@ (507) 793-0077.